EXHIBIT 99.1

News Release

April 22, 2015

Fernandez-Moreno promoted to senior vice president of Ashland and president of Chemicals Group
Expanded leadership role adds management responsibility for Ashland Performance Materials

COVINGTON, Ky. – Ashland Inc. (NYSE: ASH) today announced that Luis Fernandez-Moreno, senior vice president of Ashland and president of Ashland Specialty Ingredients, has been promoted to the newly created position of senior vice president of Ashland and president of the Chemicals Group. In this expanded role, he will continue to lead Specialty Ingredients and will assume additional management responsibility for Ashland Performance Materials. Specialty Ingredients and Performance Materials will continue to operate, and report their financial results, as separate commercial units. The leadership change announced today does not reflect any shift in the company’s strategy or approach to portfolio management and capital allocation.

Theodore L. (Ted) Harris, senior vice president of Ashland and president of Performance Materials, has resigned to accept an offer to become chief executive officer of another public company. A new leader for Performance Materials, who will report to Fernandez-Moreno, is expected to be appointed at a later date.

In addition, Ashland announced that Fernandez-Moreno and Sam Mitchell, Ashland senior vice president and president of Valvoline, will join Ashland’s Executive Committee.

“This new structure will enable both Luis and Sam to play bigger roles in the company’s ongoing decision making,” said William A. Wulfsohn, Ashland chairman and chief executive officer. “Luis is an engaged leader with a proven track record of driving profitable growth and disciplined execution across global business lines. Since assuming the leadership role at Specialty Ingredients 18 months ago, he has guided the organization through a successful global realignment that has improved its competitive position and financial performance.”

Wulfsohn continued: “On behalf of everyone at Ashland, I want to thank Ted for his many contributions over the past 11 years. He has played a pivotal role in Ashland’s transformation into a specialty chemicals company and has helped build Performance Materials into a global leader in its industry. We wish him all the best in the next step of his career.”

About Ashland
Ashland Inc. (NYSE: ASH) is a global leader in providing specialty chemical solutions to customers in a wide range of consumer and industrial markets, including architectural coatings, automotive, construction, energy, food and beverage, personal care and pharmaceutical. Through our three commercial units – Ashland Specialty Ingredients, Ashland Performance Materials and Valvoline – we use good chemistry to make great things happen for customers in more than 100 countries. Visit ashland.com to learn more.

- 0 -

C-ASH

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Ashland has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,”  “is likely,” “predicts,” “projects,” “may,” “will,” “should” and “intends” and the negative of these words or other comparable terminology. In addition, Ashland may from time to time make forward-looking statements in its annual report, quarterly reports and other filings with the Securities and Exchange Commission (SEC), news releases and other written and oral communications. These forward-looking statements are based on Ashland’s expectations and assumptions, as of the date such statements are made, regarding Ashland’s future operating performance and financial condition, the economy and other future events or circumstances. Ashland’s expectations and assumptions include, without limitation, internal forecasts and analyses of current and future market conditions and trends, management plans and strategies, operating efficiencies and economic conditions (such as prices, supply and demand, cost of raw materials, and the ability to recover raw-material cost increases through price increases), and risks and uncertainties associated with the following: Ashland’s substantial indebtedness (including the possibility that such indebtedness and related restrictive covenants may adversely affect Ashland’s future cash flows, results of operations, financial condition and its ability to repay debt); the impact of acquisitions and/or divestitures Ashland has made or may make (including the possibility that Ashland may not realize the anticipated benefits from such transactions); the global restructuring program (including the possibility that Ashland may not achieve the anticipated revenue and earnings growth, cost reductions, and other expected benefits from the program), Ashland’s ability to generate sufficient cash to finance its stock repurchase plans, severe weather, natural disasters, and legal proceedings and claims (including environmental and asbestos matters). Various risks and uncertainties may cause actual results to differ materially from those stated, projected or implied by any forward-looking statements, including, without limitation, risks and uncertainties affecting Ashland that are contained in its most recent Form 10-K (including Item 1A Risk Factors) filed with the SEC, which is available on Ashland’s website at http://investor.ashland.com or on the SEC’s website at www.sec.gov. Ashland believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. Unless legally required, Ashland undertakes no obligation to update any forward-looking statements made in this news release whether as a result of new information, future events or otherwise.

FOR FURTHER INFORMATION:

Investor Relations:
Jason Thompson
+1 (859) 815-4454
jlthompson@ashland.com

Media Relations:
Gary Rhodes
+1 (859) 815-3047
glrhodes@ashland.com